As filed with the Securities and Exchange Commission on May 29, 1997

                                                       Registration No. 33-70798
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                 PANATECH RESEARCH AND DEVELOPMENT CORPORATION
             (Exact name of registrant as specified in its charter)


    Nevada                  107 Bauer Drive                      95-3615472
(State or other        Oakland, New Jersey  07436            (I.R.S. Employer
jurisdiction of   (Address of principal executive offices)   Identification No.)
incorporation or
organization)

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                            STOCK OPTION CERTIFICATES
                             1993 STOCK OPTION PLAN
                            (Full title of the Plans)


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                                  MICHAEL JOYCE
                                 107 Bauer Drive
                            Oakland, New Jersey 07436
                                 (201) 337-1240
            (Name, address and telephone number of agent for service)


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                                    Copy to:

                               IRA H. POLON, ESQ.
                     Dickstein Shapiro Morin & Oshinsky LLP
                              2101 L Street, N.W.
                             Washington, D.C. 20037
                                 (202) 785-9700


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

     This Registration Statement No. 33-70798 (the "Registration Statement") registered an aggregate of 519,000 shares of common stock, par value $.01 per share (the "Shares"), of Panatech Research and Development Corporation (the "Registrant").

     On February 27, 1997, the Registrant became a wholly-owned subsidiary of Fluid Enterprises Corporation following a merger. As a result of the merger, the offering of the Shares has been terminated and, in accordance with Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 is being filed to deregister all Shares remaining unsold under the Registrant's Stock Option Certificates and 1993 Stock Option Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 29, 1997.

                                         PANATECH RESEARCH AND DEVELOPMENT
                                           CORPORATION
                                         (Registrant)


                                         By:  /s/ Gregory A. Fox
                                              ----------------------------------
                                              Gregory A. Fox
                                              President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on May 29, 1997.

        Signature                   Title and Position
        ---------                   ------------------

     /s/ Gregory A. Fox
------------------------------      President and Director
     Gregory A. Fox                 (Principal executive officer)


     /s/ Francis M. Loveland
------------------------------      Treasurer
     Francis M. Loveland            (Principal financial and accounting officer)


     /s/ Samuel A. Hamacher
------------------------------      Director
     Samuel A. Hamacher


     /s/ Robert W. Hull
------------------------------      Director
     Robert W. Hull


     /s/ James C. Janning
------------------------------      Director
     James C. Janning